Exhibit 99.1
RUSH STREET INTERACTIVE ANNOUNCES THIRD QUARTER 2022 RESULTS
- Third Quarter Revenue of $148 Million, up 20% Year-over-Year -
- Fourteenth Consecutive Quarter of Sequential Revenue Growth -

CHICAGO – November 2, 2022 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States and the rest of the Americas, today announced financial results for the third quarter ended September 30, 2022.
Third Quarter 2022 Financial Highlights
•Revenue was $148.0 million during the third quarter of 2022, an increase of 20%, compared to $122.9 million during the third quarter of 2021.
•Net loss was $22.7 million during the third quarter of 2022, compared to a net loss of $18.9 million during the third quarter of 2021.
•Adjusted EBITDA1 was a loss of $12.5 million during the third quarter of 2022, compared to an Adjusted EBITDA loss of $12.2 million during the third quarter of 2021.
•Adjusted advertising and promotions expense1 was $44.7 million during the third quarter of 2022, a decrease of 2% compared to $45.4 million during the third quarter of 2021.
•Real-Money Monthly Active Users (“MAUs”) in the United States and Canada for the third quarter of 2022 grew 31% year-over-year to 130,000 with average revenue per MAU (“ARPMAU”) of $345 during the third quarter of 2022, up 6% sequentially.
•As of September 30, 2022, unrestricted cash and cash equivalents on the balance sheet were $195 million with no debt outstanding.

Richard Schwartz, Chief Executive Officer of RSI, said, “We posted a solid third quarter, as our efficient approach to marketing and robust platform continue to perform well. Despite a lower than normal online casino hold rate and currency headwinds during the quarter, which we believe collectively impacted our quarterly revenue by an estimated $6 million, we generated record revenues for the fourteenth straight quarter and progressed towards our profitability goals and our target of being Adjusted EBITDA positive for the second half of 2023.”

“In terms of activity, we continue to see very strong volumes in markets where we operate both online casino and sports betting, as we are able to execute on the enhanced profitability offered by the online casino vertical in these markets. Internationally, we are seeing strong results from both Colombia and Ontario and we are excited to begin increasing marketing efforts in Mexico. We remain focused on building a strong foundation in our new markets that will provide stable, long-term growth opportunities while keeping an eye on future profitability.”
Updating 2022 Revenue Guidance
Considering the effects of currency fluctuations impacting our international revenue and our third quarter results announced today, RSI expects revenues for the full year ending December 31, 2022 to be between $580 million and $600 million. At the midpoint of the range, revenue for the fourth quarter represents 25% year-over-year growth.
1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for a reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

Recent Business Highlights
•Expanded partnership with LaLiga to be the exclusive sportsbook partner throughout South America.
•Rebranded our New Jersey online casino and sportsbook to BetRivers for stronger branding and marketing efficiencies.
•Opened in-person sports betting in Maryland at the BetRivers Sportsbook at Bingo World.
•Expanded our ambassador relationships and betting content production capabilities with the additions of sports media personalities Mike Missanelli in Philadelphia and Bob McCown in Toronto.
•Plans to launch online sports betting in both Maryland and Ohio in upcoming months.

Earnings Conference Call and Webcast Details
RSI will host a conference call and audio webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time), during which management will discuss third quarter results and provide commentary on business performance and its current outlook for 2022. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing 1-844-200-6205 for domestic callers or 1-929-526-1599 for international callers. The conference call access code is 167646.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least December 2, 2022.
About Rush Street Interactive
RSI is a trusted online gaming and sports entertainment company focused on markets in the United States, Canada and Latin America. Through its brands, BetRivers, PlaySugarHouse and RushBet, RSI was an early entrant in many regulated jurisdictions. It currently offers real-money mobile and online operations in thirteen U.S. states: Pennsylvania, Illinois, New Jersey, New York, Connecticut, Michigan, Indiana, Virginia, Colorado, Iowa, West Virginia, Arizona and Louisiana, as well as in the regulated international markets of Ontario, Canada, Colombia and Mexico. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 in Chicago by gaming industry veterans, RSI was named the 2022 EGR North America Awards Operator of the Year, Customer Services Operator of the Year and Social Gaming Operator of the Year, and the 2021 SBC Latinoamérica Awards Sportsbook Operator of the Year. RSI was the first U.S.-based online casino and sports betting operator to achieve RG Check iGaming Accreditation from the Responsible Gaming Council. For more information, visit www.rushstreetinteractive.com.
Non-GAAP Financial Measures
In addition to providing financial measurements based on accounting principles generally accepted in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Net Loss Per Share, Adjusted Net Loss and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by securities analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (i.e., depreciation and amortization, and share-based compensation) or are not related to our underlying business performance (i.e., interest income or expense).

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (i.e., share-based compensation) or are not related to our underlying business performance.

RSI defines Adjusted Net Loss Per Share as Adjusted Net Loss divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Loss is defined as net loss attributable to Rush Street Interactive, Inc. as used in the diluted net loss per share calculation, adjusted for the reallocation of net loss attributable to non-controlling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted net loss per share calculation, adjusted for the assumed conversion of the non-controlling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
Key Metrics
RSI provides certain key metrics, including MAUs and ARPMAU, in this press release. RSI defines MAUs as the number of unique users per month who have placed at least one real-money bet across one or more of our online casino or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of its customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to RSI’s online offerings across its customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding guidance (which are based on the same assumptions used for RSI’s 2022 guidance, and no impact from any new market launches after November 2, 2022), RSI’s future results of operations, financial condition or profitability, currency fluctuations, RSI’s strategic plans and focus, anticipated launches of RSI’s current or new offerings in existing or future jurisdictions, player growth and engagement, product initiatives and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws or regulations; RSI’s ability to manage growth; RSI’s ability to execute its business plan, meet its projections and obtain relevant market access and/or gaming licenses; unanticipated product or service delays; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of COVID-19 on capital markets, general economic conditions, inflation rates, unemployment and RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contact:
Lisa Johnson
(609) 788-8548
lisa@lisajohnsoncommunications.com
Investor Contact:
ir@rushstreetinteractive.com

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$148,004	$122,920	$426,678	$357,540

Operating costs and expenses
Costs of revenue	103,321	81,221	308,061	245,668
Advertising and promotions	45,203	46,077	156,794	125,836
General administration and other	16,040	12,318	48,190	40,650
Depreciation and amortization	4,039	1,007	10,066	2,595
Total operating costs and expenses	168,603	140,623	523,111	414,749
Loss from operations	(20,599)	(17,703)	(96,433)	(57,209)

Other income (expenses)
Interest expense, net	(219)	(11)	(664)	(41)
Change in fair value of warrant liabilities	—	—	—	41,802
Change in fair value of earnout interests liability	—	—	—	(13,740)
Total other income (expenses)	(219)	(11)	(664)	28,021
Loss before income taxes	(20,818)	(17,714)	(97,097)	(29,188)

Income tax expense	1,839	1,225	6,176	3,781
Net Loss	$(22,657)	$(18,939)	$(103,273)	$(32,969)

Net loss attributable to non-controlling interests	(16,044)	(13,639)	(73,631)	(23,885)
Net loss attributable to Rush Street Interactive, Inc.	$(6,613)	$(5,300)	$(29,642)	$(9,084)

Net loss per common share attributable to Rush Street Interactive, Inc. – basic	$(0.10)	$(0.09)	$(0.47)	$(0.16)
Weighted average common shares outstanding – basic	64,058,437	59,191,384	63,283,591	55,148,218

Net loss per common share attributable to Rush Street Interactive, Inc. – diluted	$(0.10)	$(0.09)	$(0.47)	$(0.33)
Weighted average common shares outstanding – diluted	64,058,437	59,191,384	63,283,591	56,488,691

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Comprehensive Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(22,657)	$(18,939)	$(103,273)	$(32,969)

Other comprehensive loss
Foreign currency translation adjustment	(1,368)	(168)	(1,777)	(1,060)
Comprehensive loss	$(24,025)	$(19,107)	$(105,050)	$(34,029)

Comprehensive loss attributable to non-controlling interests	(17,014)	(13,762)	(74,877)	(24,685)
Comprehensive loss attributable to Rush Street Interactive, Inc.	$(7,011)	$(5,345)	$(30,173)	$(9,344)

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2022	2021	2022	2021
Net loss	$(22,657)	$(18,939)	$(103,273)	$(32,969)

Interest expense, net	219	11	664	41
Income tax expense	1,839	1,225	6,176	3,781
Depreciation and amortization	4,039	1,007	10,066	2,595
Change in fair value of warrant liabilities	—	—	—	(41,802)
Change in fair value of earnout interests liability	—	—	—	13,740
Share-based compensation expense	4,084	4,468	11,901	20,705
Adjusted EBITDA	$(12,476)	$(12,228)	$(74,466)	$(33,909)
Adjusted Operating Costs and Expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP operating costs and expenses:
Costs of revenue	$103,321	$81,221	$308,061	$245,668
Advertising and promotions	45,203	46,077	156,794	125,836
General administration and other	16,040	12,318	48,190	40,650
Depreciation and amortization	4,039	1,007	10,066	2,595
Total operating costs and expenses	$168,603	$140,623	$523,111	$414,749

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(249)	$(298)	$(739)	$(1,511)
Advertising and promotions[1]	(516)	(637)	(1,532)	(2,971)
General administration and other[1]	(3,319)	(3,533)	(9,630)	(16,223)
Depreciation and amortization	—	—	—	—
Total non-GAAP operating cost and expense adjustments	$(4,084)	$(4,468)	$(11,901)	$(20,705)

Adjusted operating costs and expenses:
Costs of revenue	$103,072	$80,923	$307,322	$244,157
Advertising and promotions	44,687	45,440	155,262	122,865
General administration and other	12,721	8,785	38,560	24,427
Depreciation and amortization	4,039	1,007	10,066	2,595
Total adjusted operating costs and expenses	$164,519	$136,155	$511,210	$394,044

1Non-GAAP Operating Costs and Expense Adjustments for the three-and-nine months ended September 30, 2022 and September 30, 2021 include Share-based compensation expense.

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except share and per share data)
Adjusted Net Loss, Adjusted Weighted Average Common Shares Outstanding and Adjusted Net Loss Per Share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted Net Loss
Net loss attributable to Rush Street Interactive, Inc. – diluted[1]	$(6,613)	$(5,300)	$(29,642)	$(18,653)
Adjustments:
Net loss attributable to non-controlling interests	(16,044)	(13,639)	(73,631)	(23,885)
Change in fair value of warrant liabilities attributable to non-controlling interests	—	—	—	(32,233)
Change in fair value of earnout interests liability	—	—	—	13,740
Share-based compensation expense	4,084	4,468	11,901	20,705
Adjusted Net Loss	$(18,573)	$(14,471)	$(91,372)	$(40,326)

Adjusted Weighted Average Common Shares Outstanding
Weighted average common shares outstanding – diluted[2]	64,058,437	59,191,384	63,283,591	56,488,691
Adjustments:
Conversion of weighted average RSILP Units to Class A Common Shares	156,373,584	159,986,105	156,796,400	159,335,977
Adjusted Weighted Average Common Shares Outstanding	220,432,021	219,177,489	220,079,991	215,824,668

Net loss per common share attributable to Rush Street Interactive, Inc. – diluted:	$(0.10)	$(0.09)	$(0.47)	$(0.33)
Adjusted Net Loss per Share	$(0.08)	$(0.07)	$(0.42)	$(0.19)

1Net loss attributable to Rush Street Interactive, Inc. – diluted for the nine months ended September 30, 2021, includes the Net loss attributable to Rush Street Interactive, Inc. adjusted for the dilutive effect of previously outstanding warrants that were redeemed in March 2021 (i.e., the portion of the change in fair value of warrants attributed to Rush Street Interactive Inc.). There was no dilutive effect for the three months ended September 30, 2021 or the three-and-nine months ended September 30, 2022.
2Weighted average common shares outstanding – diluted for the nine months ended September 30, 2021, includes the basic number of weighted average common shares outstanding, adjusted for the dilutive effect of previously outstanding warrants that were redeemed in March 2021 using the Treasury Stock Method. There was no dilutive effect for the three months ended September 30, 2021 or the three-and-nine months ended September 30, 2022.